Exhibit 32

                           SECTION 1350 CERTIFICATION

     In connection with the Annual Report of Ohio Valley Banc Corp. (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2006 (the "Report"), the undersigned Jeffrey E. Smith, President and Chief Executive
Officer of the Corporation, and Scott W. Shockey, Vice President and Chief Financial Officer of the Corporation, each certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information contained  in the Report  fairly presents,  in all
              material  respects,  the   financial  condition   and  results  of
              operations of the Corporation.


* /s/ Jeffrey E. Smith                                  * /s/ Scott W. Shockey
-------------------------------------                   ------------------------
Jeffrey E. Smith                                        Scott W. Shockey
President and Chief Executive Officer                   Vice President and Chief
                                                        Financial Officer

Dated:  March 16, 2007                                  Dated:  March 16, 2007

* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.